                        This Exhibit Index is on page 7
      As filed with the Securities and Exchange Commission on July 1, 1996
                       Registration No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

              ----------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              ----------------------------------------------------

                              MICROS SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                        MARYLAND                                                   52-1101488
                        --------                                                   ----------
             (State or other jurisdiction of                          (I.R.S. Employer Identification No.)
             incorporation or organization)

         12000 Baltimore Avenue                                                    20705-1291
         Beltsville, Maryland                                                      (Zip Code)
         (Address of principal executive offices)


                THE MICROS SYSTEMS, INC. 401(k) RETIREMENT PLAN
                -----------------------------------------------
                              (Full title of plan)

(Name, address and telephone                                       (Copies to:)
number of agent for service)
                                                                   ANTHONY J. RICKERT, ESQUIRE
A.L. GIANNOPOULOS                                                  JAY G. COHEN, ESQUIRE
12000 BALTIMORE AVENUE                                             PIPER & MARBURY L.L.P.
BELTSVILLE, MARYLAND  20705-1291                                   36 SOUTH CHARLES STREET
(301) 210-6000                                                     BALTIMORE, MARYLAND  21201-3018


                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------


                                          Proposed maximum         Proposed maximum         Amount of
Title of securities     Amount to be      offering price           aggregate offering       registration
to be registered        registered        per share                price                    fee

- ----------------------------------------------------------------------------------------------------------
Common Stock (par       100,000           $26.00*                  $2,600,000.00*             $896.55
value $0.25 per share)
and the Participation
Interests in the MICROS
Systems, Inc. 401(k)
Retirement Plan

================================================================================

* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the highest and lowest asked prices of Common Stock of MICROS Systems, Inc. reported on the National Association of Securities Dealers Automated Quotation System on June 27, 1996 (i.e., $26.00). No separate registration fee is provided for the participation interests in the MICROS Systems, Inc. 401(k) Retirement Plan.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Not required to be included in the Form S-8 pursuant to the Note to
                              Part I of Form S-8.



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



     ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

     A. The following documents which have been filed by the Registrant and/or the MICROS Systems, Inc. 401(k) Retirement Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                      (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995;

                      (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1995;

                      (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the Registrant's fiscal year ended June 30, 1995.

                      (d) Description of Common Stock of the Registrant contained in the Registrant's Registration Statement on Form S-3 dated January 25, 1995 and any amendments or reports for purposes of updating such description.

                      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

     ITEM 4.          DESCRIPTION OF SECURITIES.

                      Not applicable.


     ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not applicable.


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its directors and officers whether serving the Registrant or, at the Registrant's request, another entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws. The Registrant's Articles of Incorporation also provide that the Registrant shall indemnify its other agents or employees, whether serving the Registrant, or at its request, another entity, to such extent as is authorized by the Board of Directors or the By-laws of the Registrant and as permitted by law.

              The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he or she shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.



     ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                      Not applicable.

     ITEM 8.          EXHIBITS.

     Exhibit
     Number           Description
     -------          -----------

       5 Pursuant to Item 601(b)(5) of Regulation S-K and Rule 601(b)(5), because the Common Stock purchased by the MICROS Systems, Inc. 401(k) Retirement Plan will be purchased by the Trustee of the Plan only on the open market, an opinion of counsel as to the legality of the shares being registered need not be and is not included herein. In addition, pursuant to Item 8 of Form S-8 and Rule 601(b)(5), in lieu of the requirement to provide as an exhibit an opinion of counsel concerning compliance by the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or a determination letter from the Internal Revenue Service that the Plan is qualified under section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), the Registrant hereby undertakes to timely submit the Plan to the Internal Revenue Service for such a determination letter and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Code section 401.

      24.1            Consent of Independent Auditors

      25              Power of Attorney (contained in Signature page)




     ITEM 9.          UNDERTAKINGS.

                    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

                             (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933 (the "Securities Act");

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES


                    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, County of Prince Georges, Maryland on this 1st. day of July, 1996.


                                        MICROS SYSTEMS, INC.


                                        By s/A.L. Giannopoulos
                                           -------------------------
                                           A.L. Giannopoulos
                                           President and Chief Executive
                                           Officer



                               POWER OF ATTORNEY


          The undersigned Officers and Directors of MICROS Systems, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint A.L. Giannopoulos, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock to employees and directors of the Corporation (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st. day of July, 1996.

     SIGNATURE                                                          TITLE
     ---------                                                          -----

     /s/A.L. Giannopoulos                               President, and Chief Executive Officer
     --------------------                               and Director
     A.L. Giannopoulos


     SIGNATURE                                                          TITLE
     ---------                                                          -----


     /s/Ronald J. Kolson                                Executive Vice President and
     -------------------                                Chief Operating Officer
     Ronald J. Kolson


     /s/Gary C. Kaufman                                 Vice President, Finance and Administration
     ------------------                                 Chief Financial Officer and Director
     Gary C. Kaufman


     /s/Louis M. Brown, Jr.                             Chairman and Director
     ----------------------
     Louis M. Brown, Jr.


     /s/Alan M. Voorhees                                Director
     -------------------
     Alan M. Voorhees


     /s/Edward T. Wilson                                Director
     -------------------
     Edward T. Wilson


     /s/Daniel A. Cohen                                 Director
     ------------------
     Daniel A. Cohen


     /s/John G. Puente                                  Director
     -----------------
     John G. Puente


     /s/A.L. Giannopoulos                               As Attorney-in-Fact
     --------------------
     A.L. Giannopoulos

          Pursuant to the requirements of the Securities Act of 1933, the Administrator of the MICROS Systems, Inc. 401(k) Retirement Plan duly has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beltsville, County of Prince Georges, State of Maryland, on July 1, 1996.



                                 THE MICROS SYSTEMS, INC.
                                 401(k) RETIREMENT PLAN


                                 By: s/Gary C. Kaufman
                                     ------------------------

                                 Print Name:  Gary C. Kaufman
                                              -----------------

                                         EXHIBIT INDEX

     Exhibit
     Number           Description
     -------          -----------

        24.1          Consent of Independent Accountants

        25            Power of Attorney (contained in Signatures page)